Exhibit 99.1

Sun BioPharma, Inc. Changes Name to Panbela Therapeutics Inc.

MINNEAPOLIS, Dec. 1, 2020 (GLOBE NEWSWIRE) -- Sun BioPharma, Inc. (Nasdaq: SNBP), a clinical stage biopharmaceutical company developing disruptive therapeutics for the treatment of patients with cancer, has announced the change of its corporate name to Panbela Therapeutics, Inc. effective December 2, 2020. The Company’s trading symbol will also change from SNBP to PBLA at the opening of the markets on December 2, 2020. As a result of the change, the CUSIP number for the company’s common stock will also change to 69833Q100. Stockholders are not required to exchange their existing share certificates or warrants for new certificates or warrants bearing the new name. The name change does not affect the company’s capital structure or the rights of the company’s stockholders, and no action is required by existing stockholders.

About SBP-101

SBP-101 is a proprietary polyamine analogue designed to induce polyamine metabolic inhibition (PMI) by exploiting an observed high affinity of the compound for pancreatic ductal adenocarcinoma. The molecule has shown signals of tumor growth inhibition in clinical studies of US and Australian metastatic pancreatic cancer patients, suggesting complementary activity with an existing FDA-approved chemotherapy regimen. In clinical studies to date, SBP-101 has not shown exacerbation of the typical chemotherapy-related adverse events of bone marrow suppression and peripheral neuropathy. The safety data and PMI profile observed in the company’s current clinical trial provides support for continued evaluation of the compound in a randomized clinical trial. For more information, please visit https://clinicaltrials.gov/ct2/show/NCT03412799 .

About Panbela

Panbela Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing disruptive therapeutics for patients with urgent unmet medical needs. The company’s initial product candidate, SBP-101, is for the treatment of patients with metastatic pancreatic ductal adenocarcinoma, the most common type of pancreatic cancer. Panbela Therapeutics, Inc. is dedicated to treating patients with pancreatic cancer and exploring SBP-101’s potential for efficacy in combination with other agents and in treating other types of cancer. Further information can be found at www.sunbiopharma.com and as of December 2, 2020 at www.panbela.com . Panbela’s common stock will remain listed on The Nasdaq Stock Market LLC and has been approved to commence trading under the symbol PBLA on December 2, 2020.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believes,” “dedicated,” “expects,” “intends,” “may,” “milestone,” or “plans.” Examples of forward-looking statements include, among others, statements we make regarding, potential effects of FDA Fast Track designation, future determinations of the characteristics of SBP-101 and its effectiveness, uses of proceeds from recent financings. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to obtain additional funding to complete Phase 1 clinical trial; (ii) progress and success of our Phase 1 clinical trial; (iii) the impact of the current COVID-19 pandemic on our ability to complete enrollment in our current clinical trial; (iv) our ability to demonstrate the safety and effectiveness of our SBP-101 product candidate (v) our ability to obtain regulatory approvals for our SBP-101 product candidate in the United States, the European Union or other international markets; (vi) the market acceptance and level of future sales of our SBP-101 product candidate; (vii) the cost and delays in product development that may result from changes in regulatory oversight applicable to our SBP-101 product candidate; (viii) the rate of progress in establishing reimbursement arrangements with third-party payors; (ix) the effect of competing technological and market developments; (x) the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; and (xi) such other factors as discussed in Part I, Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this press release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise .

Contact Information:

Investors:
James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Media:
Tammy Groene
Panbela Therapeutics, Inc.
(952) 479-1196

IR@sunbiopharma.com (through December 1, 2020)
IR@panbela.com (as of December 2, 2020)